EXHIBIT 99.1

WTCC BEAVER CREEK investors V, LLC
(A Delaware Limited Liability Company)

0

Independent Auditors’ Report

WTCC Beaver Creek Investors V, LLC
Avon, Colorado

We have audited the accompanying consolidated financial statements of WTCC Beaver Creek Investors V, LLC, which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations, changes in member’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WTCC Beaver Creek Investors V, LLC. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/S/ BDO USA LLP

Dallas, Texas
June 12, 2017

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheet

December 31, 2016
Assets:
Real estate investments, net	$79,116,687
Cash and cash equivalents	4,429,599
Cash held by hotel manager	3,715,622
Restricted cash	4,600,396
Accounts receivable, net	1,956,120
Prepaid expenses	659,024
Inventories	431,394
Other assets	36,970
Total assets	$94,945,812

Liabilities and Member's Equity:
Liabilities
Notes payable, net of deferred financing fees	$59,861,690
Accrued payable and accrued expenses	4,439,379
Accrued real estate taxes	989,016
Advance deposits	5,140,731
Deferred income	264,610
Due to affiliate	13,754
Total liabilities	70,709,180
Commitments and contingencies

Member's Equity
Contributed capital	69,801,716
Distributions	(46,568,491)
Retained earnings	1,003,407
Total member's equity	24,236,632
Total liabilities and member's equity	$94,945,812

See accompanying notes to consolidated financial statements

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
Year ended December 31, 2016

2016
Department revenues:
Rooms	$18,777,125
Food and beverage	11,622,091
Spa	4,579,123
Retail	1,581,336
Other	3,987,340
Total department revenues	40,547,015

Department expenses:
Rooms	3,879,284
Food and beverage	8,339,841
Spa	2,958,228
Other	1,729,627
Total department expenses	16,906,980

Operating expenses:
Sales and marketing	2,594,140
General and administrative	3,529,518
Utilities	918,095
Management fees	3,124,063
Repairs and maintenance	986,412
Depreciation and amortization expense	3,717,907
Real estate taxes	1,148,001
Insurance	182,940
Other	1,023,644
Total operating expenses	17,224,720
Operating income	6,415,315

Interest expense	2,579,796
Unrealized loss on interest rate cap	6,899
Net income	$3,828,620

See accompanying notes to consolidated financial statements

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Member's Equity
Year ended December 31, 2016

	Contributed Capital	Distributions	Accumulated Earnings (Deficit)	Total Member's Equity
Balance as of December 31, 2015	$69,801,716	$(24,168,491)	$(2,825,213)	$42,808,012
Distributions	—	(22,400,000)	—	(22,400,000)
Net income	—	—	3,828,620	3,828,620
Balance as of December 31, 2016	$69,801,716	$(46,568,491)	$1,003,407	$24,236,632

See accompanying notes to consolidated financial statements

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Cash Flows
Year ended December 31, 2016

2016
Cash flows from operating activities:
Net income	$3,828,620
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing fees	385,623
Depreciation and amortization	3,717,907
Unrealized loss on interest rate cap	6,899
Changes in operating assets and liabilities:
Restricted cash	(42,093)
Due from third-party hotel managers	(616,759)
Accounts receivable	(416,286)
Prepaid expenses	(268,159)
Inventories	9,844
Other assets	(23,706)
Accrued interest payable	(157,325)
Accounts payable and accrued expenses	(18,196)
Accrued real estate taxes	55,269
Advance deposits	1,152,110
Deferred income	17,366
Net cash provided by operating activities	7,631,114

Cash flows from investing activities:
Additions to real estate investments	(1,201,834)
Change in restricted cash related to improvements and additions to hotel properties	(638,048)
Net cash used in investing activities	(1,839,882)

Cash flows from financing activities:
Distributions	(22,400,000)
Issuance of debt	18,000,000
Payment of deferred financing fees	(184,414)
Net cash used in financing activities	(4,584,414)

Net increase in cash and cash equivalents	1,206,818

Cash and cash equivalents, beginning of year	3,222,781
Cash and cash equivalents, end of year	$4,429,599

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,350,888

See accompanying notes to consolidated financial statements

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements

1. Organization
WTCC Beaver Creek Investors V, LLC, a Delaware limited liability company (the Company), was formed on April 24, 2007 by WTCC Beaver Creek Mezz V, LLC to acquire, own, and operate the Park Hyatt Beaver Creek Resort and Spa located in Avon, Colorado (the Hotel). The Hotel was acquired by the Company on May 24, 2007 for a total purchase price of $90,000,000 before closing costs and prorations. The Hotel contains 190 hotel rooms (unaudited), spa, and retail center which contains approximately 23,000 feet of gross leasable area (unaudited). The Company also owns other properties in certain condominium associations.
On August 20, 2007 WTCC Beaver Creek Mezz V, LLC assigned its interest in the Company to WTCC Beaver Creek Alpha Mezz V, LLC as the sole member of the Company. WTCC Beaver Creek Mezz V, LLC is the sole member of WTCC Beaver Creek Alpha Mezz V, LLC. WTCC Beaver Creek Mezz V, LLC, is owned 99.5% by WTCC Hotel REOC Investors V, LLC and 0.5% by Walton Acquisition REOC Holdings V, LLC as members.
2. Summary of Significant Accounting Policies
The accompanying consolidated financial statements have been prepared on the historical cost basis of accounting in accordance with U.S. generally accepted accounting principles. The accompanying consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Real Estate Investments
Real estate investments are carried at cost less accumulated depreciation and amortization. Real estate investments also include amounts capitalized for the Company’s allocated portion of capital expenditures incurred related to the Company’s interest in the general common elements in certain condominium associations. Maintenance and repair expenses are charged to operations as incurred. Significant betterments and improvements of the Hotel are capitalized. Gains or losses on the dispositions of real estate investments are recognized in the period of disposal. Interest expense is capitalized on internally constructed assets at the applicable weighted-average borrowing rate of interest. Capitalization of interest ceases when the project is substantially complete or construction activity is suspended for more than a brief period of time. Interest capitalized was $0 for the year ended December 31, 2016.
Depreciation is provided using straight-line method over the estimated useful life of each asset, which ranges as follows:

Estimated Useful Life
Building and improvements	7.5 to 39 years
Furniture, fixtures and equipment	1.5 to 5 years
Impairment of Real Estate Investments
The Company follows the requirements of US GAAP for the impairment of long-lived assets, which requires impairment losses to be recorded on long-lived assets to be held and used by the Company when indicators of impairment are present and the future undiscounted net cash flows expected to be generated by those assets are less than the assets’ carrying amount. If such assets are considered to be impaired, the related assets are adjusted to their estimated fair value and an impairment is recognized. The impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Management’s fair value is calculated by discounting the estimated future cash flows over a holding period (typically 10 years) which includes assumptions and estimates such as capitalization and discount rates, average daily rates and expense growth rates, and occupancy assumptions. Based on the Company’s review, management believes that there was no impairment on its long lived assets in 2016, and that the carrying values of its real estate investments are recoverable at December 31, 2016.
Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale. The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as the availability of suitable financing. The realization of the Company’s investment in real estate investments is dependent upon future uncertain events and conditions and, accordingly, the actual timing and amounts realized by the Company may be materially different from their estimated fair values.

847300fs063115

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)

Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments with original maturities of three months or less. These investments are limited to U.S. Treasury Securities or Treasury Money Market Funds which invest principally in U.S. Treasury Securities or Repurchase Agreements collateralized by those securities. Cash and cash equivalent balances with any one institution may be or may have been in excess of federally insured limits then in place. The Company has not experienced any losses in such accounts to date.
Due from Third-Party Hotel Managers
Due from third-party hotel managers includes cash of the Company held at the hotel level bank accounts maintained by the hotel manager on behalf of the Company.
Restricted Cash
Restricted cash is comprised of cash deposits for, amounts reserved for interest and capital improvements as required by the Management Agreement (note 8), and lender required escrow deposits (note 5).
Inventories
Inventories consist of food and beverage items. Inventories are valued at the lower of cost, determined on a first-in, first-out basis, or market value.
Derivatives and Hedging Instruments
The Company recognizes all derivatives either as an asset or liability in the consolidated balance sheet and measures the derivatives at fair value. The fair value of derivative instruments is based on a discounted cash flow analysis. This analysis reflects the contractual terms of the derivative instruments, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. Changes in the fair value of the derivative instruments are reported as a component of unrealized gain (loss) on investments in the accompanying consolidated statements of operations. As of December 31, 2016, the Company’s derivatives are measured at fair value and were derived using primarily level 2 inputs (see Fair Value Measurements discussion below).
Notes Payable
The notes payable are recorded based on the amount at which the liabilities could be settled (either transferred or repaid) based on contractual terms exclusive of direct transaction costs, and presented net of unamortized deferred financing costs.
Fair Value of Financial Instruments
The Company has long-term debt with third party financial institutions. The carrying amounts of debt at December 31, 2016 are reasonable estimates of fair value due to their proximity to market rate for similar debt. The other financial instruments; lender required escrow deposits, accounts receivable, accounts payable and accrued expenses, and other working capital items are short term in nature and their carrying amounts approximate their fair value at December 31, 2016.
Fair Value Measurements
In some instances, certain of the Company’s assets and liabilities are required to be measured or disclosed at fair value according to a fair value hierarchy pursuant to relevant accounting literature. This hierarchy ranks the quality and reliability of the inputs used to determine fair values, which are then classified and disclosed in one of three categories. The three levels of the fair value hierarchy are:

•	Level 1 - quoted prices in active markets for identical assets or liabilities.

•	Level 2 - quoted prices in active markets for similar assets or liabilities; quoted prices in markets that are not active; and model‑derived valuations whose inputs are observable.

•	Level 3 - model‑derived valuations with unobservable inputs that are supported by little or no market activity.
Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of certain assets and liabilities and their classification within the fair value hierarchy.

847300fs063115

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)

Entities are permitted to choose to measure financial instruments and certain other items at fair value and establish presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This election can only be made upon initial acquisition of the financial instrument. Management has not elected the fair value option for any such financial assets and liabilities that are not already reflected at fair value.
Revenue Recognition
The Company recognizes hotel operating revenue on an accrual basis consistent with the Hotel’s operations. Rental and other property income is recognized on an accrual basis in accordance with the terms of the underlying lease agreements. Interest income is accrued as earned. Percentage rent is accrued when tenants’ specified sales targets have been met. Expense recoveries are recognized as revenue in the period the costs are incurred and collectability is reasonably assured. Lease termination fees are generally recognized when fees are determinable, tenant vacancy has occurred, and collectability is reasonably assured.
Income Taxes
The Company had no uncertain tax positions which would require the Company to record a tax exposure liability as of and for the year ended December 31, 2016. The Company expects no significant increases or decreases in unrecognized tax benefits due to changes in tax positions within one year of December 31, 2016. The Company has no significant interest or penalties relating to income taxes recognized in the accompanying consolidated financial statements as of and for the year ended December 31, 2016. As of December 31, 2016, returns for the calendar years 2012 through 2015 generally remain subject to examination by U.S. and various state and local tax jurisdictions.
No provision for federal and state income taxes has been made in the accompanying consolidated financial statements, as the liability for such taxes is primarily that of the Members rather than the Company. In certain instances the Company may be subject to certain state and local taxes which are not material to the consolidated financial statements.
Risks and Uncertainties
In the normal course of business, the Company encounters economic risk, including interest rate risk, credit risk, and market risk.
Use of Estimates
The Company makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Recent Adopted Accounting Pronouncements
In August 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40)” (“ASU No. 2014-15”), which requires management to evaluate an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued, when applicable). The evaluation requires management to perform two steps. Management must first evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern (step 1). If management concludes that substantial doubt is raised, management also is required to consider whether its plans alleviate that doubt (step 2). Disclosures in the notes to the financial statements are required if management concludes that substantial doubt exists or that its plans alleviate substantial doubt that was raised. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. We have adopted this standard effective January 1, 2016, and the adoption of this standard did not have any impact on our financial position, results of operations or cash flows.

847300fs063115

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)

3. Real Estate Investments
Real estate investments, net consisted of the following at December 31, 2016:

December 31, 2016
Building and improvements	$17,449,919
Furniture, fixtures and equipment	22,935,564
40,385,483
Less accumulated depreciation and amortization	(17,378,443)
23,007,040
Land	56,109,647
Real estate investments, net	$79,116,687
4. Lease Commitments
All retail leases have been classified as operating leases and provide for fixed minimum rent and partial reimbursement of operating costs. The approximate minimum lease payments to be received in the future under operating lease amounts, which are included in the departmental revenues “Other”, are as follows:

Amounts
Year:
2017	$1,358,541
2018	1,282,572
2019	1,154,042
2020	181,777
2021	154,785
Thereafter	726,044
Total	$4,857,761
The retail component of the Hotel is leased to tenants under leases with varying expirations between one and ten years and was 100% leased (unaudited) at December 31, 2016.
5. Notes Payable
Notes payable consisted of the following at December 31, 2016:

	December 31, 2016	Stated	December 31, 2016	Payment terms	First extended maturity date	Extension terms
Notes payable	$60,000,000	LIBOR + 4.10%	5%	Interest only	October 1, 2017	2/1-year
Total debt	60,000,000
Unamortized deferred financing fees	(138,310)
Total notes payable	$59,861,690
On September 9, 2013 the Company’s Senior Loan matured and the Company entered into a new Loan Agreement with a new lender for a maximum principal amount of $42,000,000 with an original maturity date of September 6, 2016, to refinance and improve the Hotel. The lender did not release all the funding on the effective date as $2,000,000 was retained for future advance funding in accordance with the agreement terms. The entire $2,000,000 was retained by the lender to be made available to the Company for disbursement for the payment of costs and expenses of renovating and constructing improvements with any remaining amount advanced to a capital reserve account twenty four months after the effective date. The Loan Agreement provides two one-year options to extend the term of the loan to October 1, 2018 subject to the satisfaction of certain customary conditions. The loan may be repaid in full but not in part for a certain period subject to a prepayment premium as defined. The loan is collateralized by the first deed of trust of the Hotel and is guaranteed by affiliates.

847300fs063115

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)

On September 27, 2016 the Company entered into a Second Loan Modification Agreement with the lender to borrow an additional $18,000,000 with a maturity date of October 1, 2017, which may be extended to October 1, 2018 subject to the satisfaction of certain customer conditions. In addition the prepayment terms were modified to revise the period whereby the loan may be repaid in full but not in part subject to a prepayment premium as defined. Other terms remained the same as originally executed and the new stated principal amount of the loan is $60,000,000. The Company applied debt modification accounting guidance and determined the modification was not significant for accounting purposes.
Deferred financing fees
Deferred financing fees were incurred in connection with obtaining the original note and the additional note payable. These costs were amortized on a straight-line basis over the lives of the related debt, which approximates the effective interest method. During the year ended December 31, 2016, the Company paid a total of $184,414 in deferred financing fees related to obtaining the additional $18,000,000 financing, which were recorded as debt discount in accordance with the modification. During the year ended December 31, 2016 deferred financing costs related to the original note were fully amortized. Unamortized deferred financing fees were $138,310 as of December 31, 2016. Amortization expense was $385,623 for the year ended December 31, 2016 and included in interest expense in the consolidated statement of operations.
Interest rate derivatives consisted of the following for the years ended December 31, 2016:

Derivative instruments	Notional amount	Strike rate	Index	Effective date	Maturity date
Interest rate cap	42,000,000	2.75%	1-mo USD LIBOR-BBA	September 6, 2013	September 6, 2016
Interest rate cap	60,000,000	2.75%	1-mo USD LIBOR-BBA	September 6, 2016	October 1, 2018

Derivative instruments	Balance Sheet classification	December 31, 2016 fair value	Statement of operations classification	2016 unrealized loss
Interest rate caps	Other assets	$7,920	Unrealized loss on interest rate caps	$6,899
6. Limited Liability Company
The Company shall operate until dissolved as provided in the Second Amended and Restated Limited Liability Company Agreement dated September 9, 2013 (the Agreement). Except as provided in the Agreement, no Member shall be personally liable for any debt, obligations, or liability of the Company solely by reason of being a member of a Limited Liability Company.
Pursuant to the terms of the Agreement, profits, losses, and distributions are allocated in accordance with the ownership percentages, as defined.
7. Commitments and Contingencies
The Company is or may be subject to a variety of claims or legal actions arising in the ordinary course of business. The outcomes of such claims are not expected to have a material adverse effect on the Company’s financial position, results of operations, or liquidity.
The Company generally carries such insurance coverages which might include commercial liability, fire, flood, earthquake, environmental, extended coverage, and rental loss insurance with policy specifications. The Company believes that the limits and deductibles within these policies are adequate and appropriate under the circumstances, given the relative risk of loss, the cost of such coverage and industry practice, including the use of master policies and coverages covering multiple properties. There are, however, certain types of extraordinary losses (such as bio‑terrorism) that may be either uninsurable or not economically insurable.
8. Management Agreements
On May 24, 2007, the Beaver Creek Investors entered into a Management Agreement with Hyatt Corporation (Hyatt or Manager), a Delaware Corporation to manage the Hotel. The Management Agreement expires December 31, 2017 with two extension options of ten fiscal years each. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined), an incentive management fee equal to 12.5% of operating profit (as defined), an additional incentive fee of 15% of profit in excess of $4,000,000 after basic and incentive fee, and a minimum

847300fs063115

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)

management fee (as defined). Pursuant to the terms of the Management Agreement, Hyatt provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. Base management fee, incentive management fee (including the minimum management fee), and additional incentive fee expense was $987,888, $1,189,460, and $489,901, respectively, for the year ended December 31, 2016 and is included in management fees in the accompanying consolidated statement of operations.
The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Management Agreement, Hyatt is responsible for funding an escrow account (the FF&E Reserve) with 3% of the Hotel’s gross revenue, as defined in the Management Agreement, for capital expenditures, and the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. Upon purchase of furniture, fixtures, and equipment, the Manager requests reimbursement from the FF&E Reserve. At December 31, 2016, the FF&E Reserve balance was $781,341 and is included in restricted cash in the accompanying consolidated statement of net assets.
In addition, on May 23, 2007, Beaver Creek Investors entered into a Management Agreement (the Spa Agreement) with East West Partners, LLC, a Delaware Limited Liability Company (East West) to manage the spa. The Spa Agreement requires a base management fee of 3% of gross receipts (as defined). The initial Spa Agreement expired on May 31, 2008 and was amended to extend the term through September 30, 2009, with a provision that the terms of the agreement will continue past September 30, 2009 unless and until either the Company or East West give 60 day’s prior written notice to terminate. No such notice has been given. The agreement does not require payment of the remaining 50% of the management fee, if the agreement continues to be extended subsequent to September 30, 2009. Base management fee expense was $68,662 for the year ended December 31, 2016 and is included in management fees in the accompanying consolidated statement of operations.
East West is responsible for maintaining the spa’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Agreement, East West is responsible for funding an escrow account (the spa FF&E Reserve) with 3% of the spa’s gross revenues, as defined in the East West Management Agreement, for capital expenditures, and the replacement or refurbishment of furniture, fixtures, and equipment of the spa.
Upon purchase of furniture, fixtures, and equipment, East West requests reimbursement from the spa FF&E Reserve. At December 31, 2016, the spa FF&E Reserve balance was $217,873 and is included in restricted cash in the accompanying consolidated statement of net assets.
Beaver Creek Investors also hired East West to manage the retail center pursuant to a management agreement (the Commercial Agreement) effective for an initial term from May 23, 2007 to May 31, 2008, which was then extended through May 31, 2011, with a provision that the terms of the agreement will continue past May 31, 2011 unless and until either the Company or East West give 60 day’s prior written notice to terminate. No such notice has been given. The Commercial Agreement requires a base management fee of 5% of gross receipts (as defined) for the retail center. In addition, East West can earn up to 6% of rental payments in lease commissions. Total management fees were $66,580 for the year ended December 31, 2016 and are included in management fees in the accompanying consolidated statement of operations.
9. Oversight Agreements
In May 2007, Beaver Creek Investors engaged SCS Hotels, Inc. (SCS Hotels) to provide oversight services for the Hotel. The initial term of the agreement ended one year after commencement with automatic renewals for additional one year periods unless and until either party provides thirty days prior written notice to the then-current expiration date. The agreement requires a fee of $50,000 per quarter plus reimbursables. Pursuant to the terms of the agreement, SCS Hotels advises the Company in various areas, including monitoring of hotel operations, budgets, capital expenditures, and marketing. Oversight fees of $206,563 are included in management fees in the accompanying consolidated statement of operations for the year ended December 31, 2016.
Additionally, on May 23, 2007, Beaver Creek Investors entered into a Consulting Agreement with East West to provide consultation and assistance with any Hotel renovation projects. The Consulting Agreement is effective on a month‑to‑month basis and provides for a monthly fee of $12,500 plus expense reimbursements through March 2012 and thereafter, a monthly fee of $4,167 plus expense reimbursements. For the year ended December 31, 2016, the consulting fees were $33,336, which are included in the management fees in the accompanying consolidated statement of operations.

847300fs063115

WTCC Beaver Creek Investors V, LLC
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)

10. Subsequent Events
On March 31, 2017, pursuant to the Sale and Purchase Agreement by and between the Company and Ashford Hospitality Prime Limited Partnership, the Company was acquired for a purchase price of $145.5 million. The property will continue to be operated as a Park Hyatt resort under a management agreement with Hyatt Corporation.
The Company has evaluated subsequent events from December 31, 2016 through June 12, 2017, the date at which the consolidated financial statements were available to be issued, and determined that there are no other items to disclose.

847300fs063115